As filed with the Securities and Exchange Commission on December 28, 1999.

                                            Registration No. 333-
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                 ______________________________

                             FORM S-3
                       REGISTRATION STATEMENT
                               Under
                     THE SECURITIES ACT OF 1933
                  _____________________________
                       ENTERGY LOUISIANA, INC.
        (Exact name of registrant as specified in charter)

 State of Louisiana                               72-0245590
(State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)             Identification Number)

                      4809 Jefferson Highway
                    Jefferson, Louisiana 70121
                          (504)-560-2734

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


      Jerry D. Jackson                    Steven C. McNeal
     President and Chief                 Vice President and
      Executive Officer                      Treasurer
   Entergy Louisiana, Inc.            Entergy Louisiana, Inc.
   4809 Jefferson Highway                639 Loyola Avenue
 Jefferson, Louisiana 70121          New Orleans, Louisiana 70113
        (504) 560-2734                      (504) 576-4363

   Denise C. Redmann, Esq.                John Hood, Esq.
   Entergy Services, Inc.             Thelen Reid & Priest LLP
      639 Loyola Avenue                 40 West 57th Street
New Orleans, Louisiana 70113          New York New York 10019
       (504) 576-2272                      (212) 603-2140

 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                ________________________________
 Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective when warranted by market conditions and other factors.
                ________________________________
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration   statement   for   the   same   offering.   [     ]
_______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

     If delivery of the prospectus is expected to be made
pursuant to Rule 434, check the following box.  [  ]
                 _______________________________

                 CALCULATION OF REGISTRATION FEE
                                        Proposed Maximun  Proposed Maximum
Title of Each Class of      Amount to be  Offering Price     Aggregate       Amount of
Securities to be Registered  Registered     Per Unit*     Offering Price*  Registration Fee
First Mortgage Bonds..
Debt Securities......
     Total                   $500,000,000      100%        $500,000,000         (1)

* Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(o) under the Securities
Act of 1933.

(1) An aggregate principal amount of $64,000,000 of unsold First Mortgage Bonds registered by the registrant pursuant to Registration Statement No. 33-50937 are being carried forward to this Registration Statement pursuant to Rule 429 under the Securities Act of 1933. The registration fee of $72,414 associated with such securities was previously paid.
    Accordingly, pursuant to such Rule 429, the total amount of securities to which the prospectus contained in this Registration Statement relates, when combined with the unsold securities registered pursuant to Registration Statement No. 33-50937, is $500,000,000, $436,000,000 of which are additional securities to be registered pursuant to this Registration Statement. A registration fee of $115,104.00 is being paid herewith in connection with the registration of such additional securities.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      Subject to completion
                     Dated December 28, 1999        PROSPECTUS
                          $500,000,000
                      First Mortgage Bonds
                               and
                         Debt Securities

                     ENTERGY LOUISIANA, INC.
                     4809 Jefferson Highway
                   Jefferson, Louisiana  70121
                         (504) 560-2734

       Entergy Louisiana -
       - May periodically offer its first mortgage bonds and its debt securities in one or more series; and
       - Will determine the price and other terms of each series of securities when sold, including whether any series will be subject to redemption prior to maturity.

       The First Mortgage Bonds -
       - Will be secured by a mortgage that constitutes a first mortgage lien on substantially all of our property.

       The Debt Securities -
       - Will be unsecured and will rank equally with all of our other unsecured and unsubordinated debt; and
       - Will be effectively subordinated to all of our secured debt, including our first mortgage bonds.

       Securityholders -
       - Will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.

This prospectus may be used to offer and sell series of securities only if accompanied by the prospectus supplement for that series. Entergy Louisiana will provide the specific terms of these securities, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change information in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        December 28, 1999

                        Table of Contents
About this Prospectus                                     2
Entergy Louisiana, Inc.                                   2
Ratios of Earnings to Fixed Charges                       2
Where You Can Find More Information                       3
Use of Proceeds                                           4
Description of the First Mortgage Bonds                   4
       General                                            4
       Terms of Specific Series of First Mortgage Bonds   4
       Replacement Fund                                   5
       Sinking or Improvement Fund                        5
       Redemption and Retirement                          5
       Security                                           6
       Issuance of Additional First Mortgage Bonds        6
       Release and Substitution of Property               8
       Dividend Covenant                                  8
       Modification                                       9
       Defaults                                           9
Description of Debt Securities                           10
      General                                            10
      Terms of Specific Series of the Debt Securities    10
      Payment and Paying Agents                          11
      Registration and Transfer                          12
      Satisfaction and Discharge                         12
      Consolidation, Merger and Sale of Assets           13
      Events of Default                                  13
      Remedies                                           13
      Modification and Waiver                            15
      Resignation of Trustee                             17
      Notices                                            17
      Title                                              18
      Governing Law                                      18
      Book-Entry Only Securities                         18
Experts and Legality                                     21
Plan of Distribution                                     21
      Methods and Terms of Sale                          21
      Underwriters                                       22
      Stabilizing Transactions                           22
      Agents                                             22
      Related Transactions                               22
      Indemnification                                    22

About this Prospectus
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides a general description of the securities being offered. Each time we sell a series of securities we will provide a prospectus supplement containing specific information about the terms of that series of securities and the related offering. It is important for you to consider the information contained in this prospectus and the related prospectus supplement together with additional information described under the heading "Where You Can Find More Information" in making your investment decision.

Entergy Louisiana, Inc.
     Entergy Louisiana, Inc. is an electric public utility company providing service to customers in the State of Louisiana since 1927.

     We are owned by Entergy Corporation, which is a registered public utility holding company registered under the Public Utility Holding Company Act of 1935. The other major public utilities owned by Entergy Corporation are Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Mississippi, Inc. and Entergy New Orleans, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is the Grand Gulf Electric Generating Station.

     Capacity and energy from Grand Gulf is allocated among ourselves, Entergy Arkansas, Inc., Entergy Mississippi, Inc. and Entergy New Orleans, Inc. under a unit power sales agreement.
Our allocated share of Grand Gulf's capacity and energy, together with related costs is 14%. Payments we make under the unit power sales agreement are generally recovered through rates set by the Louisiana Public Service Commission, which regulates our electric service, rates and charges.

     Together with Entergy Arkansas, Inc., Entergy Mississippi, Inc. and Entergy New Orleans, Inc. we own all of the capital stock of System Fuels, Inc. System Fuels, Inc. is a special purpose company which implements and maintains certain programs for the purchase, delivery and storage of fuel supplies for Entergy Corporation's utility subsidiaries.

     The information above is only a summary and is not complete. You should read the incorporated documents listed under the caption "Where You Can Find More Information" for more specific information concerning our business and affairs, including significant contingencies, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings, including the status of industry restructuring in our service areas.

Ratios of Earnings to Fixed Charges

     We have calculated ratios of earnings to fixed charges pursuant to Item 503 of SEC Regulation S-K as follows:

Twelve
Months   Twelve Months Ended
 Ended      December 31,
September
  30,
 1999   1998   1997  1996   1995  1994
 4.06   3.18   2.74  3.16   3.18  2.91

     "Earnings," as defined by Regulation S-K, represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges.

     "Fixed Charges" include interest (whether expensed or capitalized), related amortization and interest applicable to rentals charged to operating expenses.

Where You Can Find More Information

     We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC's home page located at (http://www.sec.gov) or you may read and copy any document at the SEC Public Reference Rooms located at:

     450 Fifth Street, N.W.
     Room 1024
     Washington, D.C. 20549-1004

     CitiCorp Center
     500 W. Madison Street
     Suite 1400
     Chicago, Illinois 60661

     7 World Trade Center
     13th Floor
     New York, New York 10048.

Call the SEC at 1-800-732-0330 for more information about the public reference rooms and how to request documents.

     The SEC allows us to "incorporate by reference" the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, all documents that we file with the SEC under Sections 13(a), 13(c) , 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement to which this prospectus relates and prior to the effectiveness of the registration statement along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the securities described in this prospectus:

1.   Annual Report on Form 10-K for the year ended December 31,
     1998; and

2.   Quarterly Reports on Form 10-Q for the quarters ended March
     31, June 30, and September 30, 1999.

     You may access a copy of any or all of these filings, free of charge, at our web site (http://www.entergy.com) or by writing or telephoning us at the following address:

     Mr. Christopher T. Screen
     Assistant Secretary
     Entergy Louisiana, Inc.
     P. O. Box 61000
     New Orleans, Louisiana 70161
     (504) 576-4212

You may also direct your requests via e-mail to cscreen@entergy.com.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information about us or the securities. We are not, and any underwriters, dealers or agents are not, making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any other date than the date on the front of those documents or that the documents incorporated by reference in this prospectus are accurate as of any date other than the date those documents were filed with the SEC.

Use of Proceeds

     The net proceeds from the offering of the securities will be used either (a) to acquire or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of securities will be set forth in the prospectus supplement relating to that series.

Description of the First Mortgage Bonds
General

     We will issue the first mortgage bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of April 1, 1944 with Harris Trust Company of New York, successor corporate trustee, and Mark F. McLaughlin, successor co-trustee, and together referred to in this prospectus as trustees. This Mortgage and Deed of Trust, as amended and supplemented, is referred to in this prospectus as the "Mortgage". All first mortgage bonds issued or to be issued under the Mortgage, including the first mortgage bonds offered by this prospectus, are referred to herein as "first mortgage bonds."

     The statements in this prospectus and any accompanying prospectus supplement concerning the first mortgage bonds and the Mortgage are not comprehensive and are subject to the detailed provisions of the Mortgage. The Mortgage and a form of supplemental indenture are filed as exhibits to the registration statement. You should read these documents for provisions that may be important to you. The Mortgage has been qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act for provisions that apply to the first mortgage bonds. Wherever particular provisions or defined terms in the Mortgage are referred to under the "Description of the First Mortgage Bonds" those provisions or defined terms are incorporated by reference in the prospectus.

Terms of Specific Series of the First Mortgage Bonds

     A prospectus supplement relating to each series of first mortgage bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

(1) the designation, or name, of the series of first mortgage bonds;
(2)  the aggregate principal amount of the series;
(3)  the offering price of the series;
(4)  the date on which the series will mature;
(5) the rate or method for determining the rate at which the series will bear interest;
(6)  the date from which interest on the series accrues;
(7)  the dates on which interest on the series will be payable;
(8) the prices and other terms and conditions, if any, upon which we may redeem the series prior to maturity;
(9) the applicability of the dividend covenant described below to the series;
(10) the terms of any insurance policy that will be provided for the payment of principal of and/or interest on the series; and
(11) any other terms or provisions relating to that series that are not inconsistent with the Mortgage.

     As of September 30, 1999, we had $518 million of first mortgage bonds outstanding.

Replacement Fund

     In addition to actual expenditures for maintenance and repairs, the Mortgage requires us to expend or deposit each year an amount equal to $800,000 plus 2 1/4% of net additions to the mortgaged electric, gas, steam and/or hot water utility property made after December 31, 1943 and prior to the beginning of that year. These funds are for replacements and improvements on electric, gas, steam and/or hot water utility property and certain automotive equipment subject to the lien of the Mortgage. We can meet this requirement by:

(1)  depositing cash;
(2)  certifying gross property additions;
(3) certifying net cash expenditures for certain automotive equipment; or
(4) by taking credit for first mortgage bonds and qualified lien bonds that we have retired.

We may withdraw the cash against gross property additions or by waiving our right to issue first mortgage bonds on the basis of retired bond credits.

     We have reserved the right to amend the Mortgage without any consent or other action of the holders of any series of first mortgage bonds created after February 29, 1996 to eliminate the requirements of the replacement fund under the Mortgage.

Sinking or Improvement Fund

     The Mortgage also requires us to make annual sinking or improvement fund payments for certain outstanding series of first mortgage bonds. This amount is stated as 1% per year of the greatest amount for each of these series outstanding prior to the beginning of the year, less certain retired first mortgage bonds. Any series of first mortgage bonds that we issue under this prospectus will not be entitled to these sinking or improvement fund requirements.

Redemption and Retirement
General

     The prospectus supplement for a particular series of first mortgage bonds offered by this prospectus will contain the prices and other terms and conditions, if any, for redemption of that series prior to maturity.

Special Retirement Provisions

     If, during any 12 month period, we dispose of mortgaged property by order of or to any governmental authority, resulting in the receipt of $5,000,000 or more as proceeds, we, subject to certain conditions, must apply such proceeds, less certain deductions, to the retirement of outstanding first mortgage bonds. If this occurs, we may redeem the outstanding first mortgage bonds of any series that are redeemable before maturity by the application of cash deposited for this purpose at the redemption prices applicable to those first mortgage bonds. If any series of first mortgage bonds offered by this prospectus will be redeemable for this purpose, the special redemption prices applicable to that series will be set forth in the prospectus supplement related to that series.

Security

     The first mortgage bonds offered by this prospectus, together with all other first mortgage bonds outstanding now or in the future under the Mortgage, will be secured by the Mortgage. In the opinion of our counsel, the Mortgage constitutes a first mortgage lien on substantially all of our property subject to:

(1) leases of minor portions of our property to others for uses which, in the opinion of our counsel, do not interfere with our business,
(2) leases of certain of our property that we do not use in our business, and
(3)  excepted encumbrances.

     The Mortgage does not create a lien on the following
"excepted property":

(1)  cash and securities;
(2)  certain equipment, materials and supplies;
(3) automobiles and other vehicles and aircraft, timber, minerals, mineral rights and royalties; and
(4)  receivables, contracts, leases and operating agreements.

     The Mortgage contains provisions that impose a lien of the Mortgage on property that we acquired after the date of the Mortgage, other than the excepted property, subject to pre-existing liens. However, if we consolidate or merge with, or sell substantially all of our assets to, another corporation, the lien created by the Mortgage will generally not cover the property of the successor company, other than the property it acquires from us and improvements, replacements and additions to that property.

     The Mortgage also provides that the trustees have a lien on the mortgaged property to ensure the payment of their reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds.

     The Mortgage also contains restrictions on the acquisition of property subject to liens and on the issuance of bonds under divisional or prior lien mortgages. Some of these restrictions only apply if certain series of first mortgage bonds are outstanding.

Issuance of Additional First Mortgage Bonds

     The maximum principal amount of first mortgage bonds that may be issued under the Mortgage is limited to $100 billion at any time outstanding under the Mortgage, subject to property additions, earnings and other limitations of the Mortgage. First mortgage bonds of any series may be issued from time to time on the following bases:

(1) 60% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements;
(2) retirements of first mortgage bonds or qualified lien bonds; or
(3)  deposit of cash with the trustees.

Property additions generally include, among other things, electric, gas, steam or hot water property acquired after December 31, 1943. Securities, automobiles or other vehicles or aircraft, or property used principally for the production or gathering of natural gas may not be included as property additions.

     As of September 30, 1999, we could have issued approximately $35 million of additional first mortgage bonds on the basis of property additions and $620 million on the basis of retired first mortgage bonds. We expect to issue the first mortgage bonds offered by this prospectus on the basis of property additions or on the basis of retired first mortgage bonds.

     When first mortgage bonds are issued on the basis of property additions as described in clause (1) above, cash as described in clause (3) above or with certain exceptions, retired first mortgage bonds as described in clause (2) above, the issuance must meet an "earnings" test. The adjusted net earnings, before interest and income taxes, for 12 consecutive months of the preceding 15 months must be at least twice the annual interest requirements on all first mortgage bonds outstanding at the time, plus the first mortgage bonds to be issued, plus all indebtedness, if any, of prior rank. The adjusted net earnings are calculated after provisions are made for retirement and depreciation of property at least equal to the replacement fund requirements for that period.

     We have reserved the right to amend the Mortgage without any consent or other action of the holders of any series of first mortgage bonds created after February 29, 1996

(1) to permit the issuance of first mortgage bonds on the basis of 80% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements; and
(2)  to modify the net earnings test

     (a) to provide that the period over which we will calculate net earnings will be 12 consecutive months of the preceding 18 months,
     (b) to specifically permit the inclusion in net earnings of revenues collected subject to possible refund and allowances for funds used during construction, and
     (c)  to provide for no deduction for non-recurring charges.

     We have also reserved the right to amend the Mortgage without any consent or other action by holders of any first mortgage bonds to include nuclear fuel, and similar or analogous devices or substances, as property additions. We have also reserved the right to amend the Mortgage without any consent or other action of the holders of any first mortgage bonds created after June 30, 1978 to make any form of space satellites including solar power satellites, space stations and other analogous facilities available as property additions.

     No first mortgage bonds may be issued on the basis of property additions subject to qualified liens if the qualified lien bonds secured thereby exceed 50% of such property additions, or if the qualified lien bonds and first mortgage bonds then outstanding which have been issued against property additions subject to continuing qualified liens and certain other items would in the aggregate exceed 15% of the first mortgage bonds and qualified lien bonds outstanding.

Release and Substitution of Property

     We may release property from the lien of the Mortgage, without applying an earnings test, on the following bases:

(1) the deposit of cash or, to a limited extent, purchase money mortgages;
(2) property additions, after adjustments in certain cases to offset retirements and after making adjustments for qualified lien bonds, if any, outstanding against property additions; and
(3) a waiver of the right to issue first mortgage bonds on the basis of retired bond credits.

We can withdraw cash upon the bases stated in clause (2) and (3) above without applying an earnings test.

     If unfunded property is released, the property additions used to effect the release may become available again as credits under the Mortgage and the waiver of the right to issue first mortgage bonds on the basis of retired bond credits to effect the release may cease to be effective as such a waiver. Similar provisions are in effect as to cash proceeds of such property. The Mortgage also contains special provisions with respect to qualified lien bonds pledged and the disposition of moneys received on pledged prior lien bonds.

     We have reserved the right to amend the Mortgage without any consent or other action by the holders of any series of first mortgage bonds created after February 29, 1996

(1) to permit the release of property from the lien of the mortgage in an amount equal to the aggregate principal amount of retired bonds that we elect to use as the basis for such release times the reciprocal of the bonding ratio in effect when such retired bonds were originally issued;

(2) to permit the release of unfunded property so long as we have at least $1 in unfunded property additions remaining;

(3) to remove the existing limitation on the amount of obligations secured by purchase money mortgages upon any property being released that can be used as the basis for such release;

(4) to specifically provide that if we transfer all or substantially all of our property subject to the Mortgage to a successor corporation, we would be released from all obligations under the Mortgage; and

(5) to change the definition of "Funded Property" to mean only property we specify with a fair value, to be determined by an independent expert, of not less than 10/8 of the sum of the amount of outstanding first mortgage bonds and retired bond credits.

Dividend Covenant

     We may covenant that, so long as a particular series of first mortgage bonds remains outstanding, we will not pay any cash dividends on common stock after a selected date close to the date of the original issuance of that series of first mortgage bonds, other than certain dividends that we may declare prior to this date, except out of credits to earned surplus after this selected date plus an amount not to exceed $345 million and plus any additional amounts that the SEC may approve. The prospectus supplement relating to a particular series of first mortgage bonds will state if this covenant will apply to that series.

Modification

     Your rights as a bondholder may be modified with the consent of the holders of 66 2/3% of the outstanding first mortgage bonds, and, if less than all series of first mortgage bonds are affected, the consent also of holders of 66 2/3% of the outstanding first mortgage bonds of each series affected. In general, no modification of the terms

  (1)  of payment of principal or interest,
  (2)  affecting the lien of the Mortgage, or
  (3)  reducing the percentage required for modification,

is effective against any bondholder without that bondholder's consent.

     We have reserved the right to amend the Mortgage without any consent or other action by the holders of any series of first mortgage bonds created after February 29, 1996

(1) to reduce the percentage vote required to modify certain rights of the holders of the first mortgage bonds to a majority of the holders of all outstanding first mortgage bonds;
(2) to provide that if a proposed change affects less than all series of outstanding first mortgage bonds then only the consent of a majority of the first mortgage bonds of each series affected is required to make this change; and
(3) to permit us to amend the Mortgage without the consent of the holders of first mortgage bonds to make changes which do not adversely affect the interests of the holders in any material respect.

Defaults

     Defaults under the Mortgage include:
(1)  default in the payment of principal;
(2) default for 60 days in the payment of interest or installments of funds for the retirement of first mortgage bonds;
(3)  certain events of bankruptcy, insolvency or reorganization;
(4)  defaults with respect to qualified lien bonds; and
(5)  default in other covenants for 90 days after notice.

     The trustees may withhold notice of default, except in payment of principal, interest or funds for retirement of first mortgage bonds, if they determine it is in your best interests.

     The corporate trustee or the holders of 25% of the first mortgage bonds may declare the principal and interest due and payable on default. However, a majority of the holders may annul such declaration if the default has been cured. No holder of first mortgage bonds may enforce the lien of the Mortgage without giving the trustees written notice of a default and unless

(1) the holders of 25% of the first mortgage bonds have requested the trustees in writing to act and offered them reasonable opportunity to act and indemnity satisfactory to them against the costs, expenses and liabilities to be incurred thereby; and
(2)  the trustees shall have failed to act.

The holders of a majority of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the trustees or exercising any trust or power conferred upon the trustees.

     We are required to file an annual certificate with the trustees as to compliance with the provisions of the Mortgage and as to the absence of a default with respect to any of the covenants in the Mortgage.

Description of Debt Securities
General

     The debt securities will be our direct unsecured general obligations. We will issue the debt securities offered by this prospectus from time to time in one or more series under one or more separate indentures between us and the financial institution(s) that we will name in the prospectus supplement, as trustee. This indenture or indentures are collectively referred to in this prospectus as the "indenture".

     The following description summarizes certain general terms and provisions of the debt securities offered by this prospectus. This summary is not complete and should be read together with the prospectus supplement describing the specific terms of the debt securities. The form of the indenture is filed as an exhibit to the registration statement. You should read the indenture for provisions that may be important to you. The indenture will be qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act for provisions that apply to the debt securities. Whenever particular provisions or defined terms in the indenture are referred to under this "Description of Debt Securities," those provisions or defined terms are incorporated by reference in this prospectus.

     The debt securities will rank equally with all of our other unsecured and unsubordinated debt. As of September 30, 1999, we had $81.9 million of unsecured and unsubordinated debt that would have ranked equally with the debt securities.

     The debt securities will be effectively subordinated to all of our secured debt, including our first mortgage bonds. As of September 30, 1999, we had $1.2 billion of secured debt outstanding.

Terms of Specific Series of the Debt Securities

     A prospectus supplement relating to each series of debt securities offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

(1)  the title of the debt securities;

(2)  the total principal amount of the debt securities;

(3) the date or dates on which the principal of the debt securities will be payable or how the date or dates will be determined;

(4) the rate or rates at which the debt securities will bear interest, or how the rate or rates will be determined, the date or dates from which any such interest will accrue, the interest payment dates for the debt securities and the regular record dates for interest payments;

(5) the percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

(6) any period or periods within which, or any date or dates on which, and the price or prices at which and the terms and conditions upon which, we may redeem the debt securities at our option and any restrictions on those redemptions;

(7) any sinking fund or other provisions or options held by holders of debt securities that would obligate us to repurchase or otherwise redeem the debt securities;

(8) any changes or additions to the events of default under the indenture or changes or additions to our covenants under the indenture;

(9) if the debt securities will be issued in denominations other than $1,000;

(10) if payments on the debt securities may be made in a currency or currencies other than United States dollars;

(11) any collateral, security, assurance or guarantee for the debt securities; and

(12) any other terms of the debt securities not inconsistent with the terms of the indenture.

     The indenture does not limit the principal amount of debt securities that we may issue under the indenture. Our amended and restated articles of incorporation generally limit the amount of unsecured debt that we may issue to the equivalent of 20% of the total of all our secured debt and total equity. As of September 30, 1999, approximately $ 259.3 million of additional unsecured debt with a maturity of less than ten years or $368.2 million of additional unsecured debt with a maturity ten years or greater could have been issued under this provision.

     We may sell debt securities at a discount below their principal amount. We may describe in the prospectus supplement United States federal income tax considerations applicable to debt securities sold at an original issue discount. In addition, we may describe in the prospectus supplement important United States federal income tax or other tax considerations applicable to any debt securities denominated or payable in a currency or currency unit other than United States dollars.

     Except as we may otherwise describe in the prospectus supplement, the covenants contained in the indenture will not afford holders of debt securities protection in the event of a highly-leveraged or similar transaction involving us or in the event of a change of control.

Payment and Paying Agents

     Except as we may otherwise provide in the prospectus supplement, we will pay interest, if any, on each debt security payable on each interest payment date to the person in whose name that debt security is registered as of the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a date to be fixed by the trustee between 10 and 15 days prior to the date proposed by us for payment of such defaulted interest or in any other manner permitted by any securities exchange on which that debt security may be listed, if the trustee finds it practicable.

     Unless we otherwise specify in the prospectus supplement, principal of, and premium, if any, and interest on the debt securities at maturity will be payable upon presentation of the debt securities at the corporate trust office of the trustee in The City of New York, as our paying agent. We may change the place of payment on the debt securities, may appoint one or more additional paying agents, including us, and may remove any paying agent, all at our discretion.

     As long as the debt securities are registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under the caption "Book-Entry Only Securities," payments of principal, premium, if any, and interest will be made to DTC for subsequent disbursement to beneficial owners of the debt securities.

Registration and Transfer

     Unless we otherwise specify in the prospectus supplement, and subject to restrictions related to the issuance of debt securities through DTC's book-entry system, the transfer of debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the trustee in The City of New York. We may change the place for registration of transfer and exchange of the debt securities and may designate additional places for registration and exchange. Unless we otherwise provide in the prospectus supplement, no service charge will be made for any registration of transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (1) any debt security during the 15 days prior to giving any notice of redemption or (2) any debt security selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Satisfaction and Discharge

     We will be discharged from our obligations on the debt securities of a particular series if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of debt securities.

     The indenture will be deemed satisfied and discharged when no debt securities remain outstanding and when we have paid all other sums payable by us under the indenture.

Consolidation, Merger and Sale of Assets

     Under the terms of the indenture, we may not consolidate with or merge into any other entity or convey, or transfer or lease our properties and assets substantially as an entirety to any entity, unless:

   (1) the surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes our payment obligations on all outstanding debt securities and our obligations under the indenture;

   (2) immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

   (3) we shall have delivered to the trustee an officer's certificate and an opinion of counsel as provided in the indenture.

     The terms of the indenture do not restrict us in a merger in which we are the surviving entity.

Events of Default

     "Event of default", when used in the indenture with respect to any series of debt securities, means any of the following:

(1) failure to pay interest on any debt security of that series for 60 days after it is due;

(2) failure to pay the principal of or any premium on any debt security of that series when due;

(3) failure to perform any other covenant in the indenture, other than a covenant that does not relate to that series of debt securities, that continues for 60 days after we receive written notice from the trustee, or after we and the trustee receive a written notice from the holders of at least 33% in principal amount of the outstanding debt securities of that series; however, the trustee or the trustee and the holders of that principal amount of debt securities of that series can agree to an extension of the 60 day period and such an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

(4) events in bankruptcy, insolvency or our reorganization specified in the indenture; or

(5) any other event of default specified for that series of debt securities.

     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal, premium or interest, if it considers the withholding of notice to be in the interests of holders.

Remedies
Acceleration of Maturity

     If an event of default for any series of debt securities occurs and continues, then either the trustee or the holders of at least 33% in principal amount of that series may declare the entire principal amount of all the debt securities of that series, together with accrued interest, to be due and payable immediately. However, if the event of default is applicable to more than one series of debt securities under the indenture, only the trustee or holders of at least 33% in aggregate principal amount of the outstanding debt securities of all affected series, voting as one class, and not the holders of any one series, may make that declaration of acceleration.

     At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to that declaration of acceleration will be considered waived, and that declaration and its consequences will be considered rescinded and annulled, if:

   (1) we have paid or deposited with the trustee a sum sufficient to pay:
        (a)  all overdue interest on all debt securities of that series;
        (b) the principal of and premium, if any, on any debt securities of that series which have otherwise become due and interest that is currently due;
        (c)  interest on overdue interest; and
        (d)  all amounts due to the trustee under the indenture; and
   (2) any other event of default with respect to the debt securities of that series has been cured or waived as provided in the indenture.

     There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Right to Direct Proceedings

     Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the event of default relates to more than one series of debt securities, only the holders of a majority in aggregate principal amount of all affected series, voting as one class, will have the right to give this direction and not the holders of any one series. The trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture.

Limitation on Right to Institute Proceedings

     No holder of debt securities of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default;

(2) the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default shall have occurred and be continuing have made a written request to the trustee, and have offered reasonable indemnity to the trustee to institute proceedings; and

(3) the trustee has failed to institute any proceeding for 60 days after that notice, request and offer of indemnity.

     However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal, premium, if any, or interest on that debt security on or after the applicable due date.

Annual Notice to Trustee

     We will provide to the trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the indenture.

Modification and Waiver

     Without the consent of any holder of debt securities, we may enter into one or more supplemental indentures for any of the following purposes:

(1) to evidence the assumption by any permitted successor of our covenants in the indenture and in the debt securities;

(2) to add additional covenants or to surrender any of our rights or powers under the indenture;

(3)  to add additional events of default;

(4) to change or eliminate any provision of the indenture or to add any new provision to the indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, the change, elimination or addition will become effective only:

     (a) when the consent of the holders of debt securities of that series has been obtained in accordance with the indenture; or

     (b) when no debt securities of the affected series remain outstanding under the indenture;

(5) to provide collateral security for all but not part of the debt securities;

(6) to establish the form or terms of debt securities of any series as permitted by the indenture;

(7) to provide for the authentication and delivery of bearer securities and coupons attached thereto;

(8) to evidence and provide for the acceptance of appointment of a successor trustee;

(9) to provide for the procedures required for use of a non-certificated system of registration for the debt securities of all or any series;

(10) to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to us may be served; or

(11) to cure any ambiguity or inconsistency or to make any other change to the provisions or to add other provisions with respect to matters or questions arising under the indenture; provided that the action does not adversely affect the interests of the holders of debt securities of any series in any material respect.

     The holders of a majority in aggregate principal amount of the debt securities of all series then outstanding may waive our compliance with some restrictive provisions of the indenture.
The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected.

     If the Trust Indenture Act of 1939 is amended after the date of the indenture in such a way as to require changes to the indenture, the indenture will be deemed to be amended so as to conform to that amendment to the Trust Indenture Act of 1939. We and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence that amendment.

     The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding, voting as one class, is required for all other modifications to the indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected, voting as one class, will be required. No supplemental indenture may:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or reduce the amount of principal that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder of that debt security;

(2) reduce the percentage in principal amount of the outstanding debt securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

(3) modify some of the provisions of the indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected thereby.

     A supplemental indenture which changes the indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the indenture of the holders of the debt securities of any other series.

     The indenture provides that debt securities owned by us or anyone else required to make payment on the debt securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

     We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the debt security.

Resignation of Trustee

     A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our board of directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the respective indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture.

Notices

     Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register under the indenture.

Title

     We, the trustee, and any of our agents or any agent of the trustee, may treat the person in whose name debt securities are registered as the absolute owner thereof, whether or not the debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Governing Law

     Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New
York.

Book-Entry Only Securities

     Unless otherwise specified in the applicable prospectus supplement, DTC, will act as securities depository for the securities offered by this prospectus. The securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each series of securities, representing the aggregate principal amount of that series of securities, and will be deposited with DTC or its custodian. If, however, the aggregate principal amount of any series of securities offered exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued for any remaining principal amount of such series.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized records for Direct Participants' accounts. This eliminates the need for physical movement of securities certificates.

     Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and The New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants," and, together with the Direct Participants, the "Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

     Purchases of securities within the DTC system must be made by or through Direct Participants which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of a security (a "Beneficial Owner") will, in turn, be recorded on the Direct and Indirect Participant's respective records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing the securities, except in the event that the use of the book-entry system for the securities is discontinued.

     To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of actual beneficial ownership of the securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be applicable. Beneficial Owners of securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

     Redemption notices, if any, will be sent to Cede & Co. If less than all of the securities of a particular series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

     Neither DTC nor Cede & Co., nor such other DTC nominee, will consent or vote with respect to the securities. Under its usual procedures, DTC mails an omnibus proxy (an "Omnibus Proxy") to the appropriate trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Payments of redemption proceeds, principal of, premium, if any, and interest on the securities will be made to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their
respective holdings shown on DTC's records.   Payments by
Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street-name," and will be the responsibility of such Participant and not of DTC, the underwriters, the appropriate trustee or us, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of redemption proceeds, principal, premium, if any, and interest to DTC is our responsibility or that of the appropriate trustee. Disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the appropriate trustee. Under such circumstances and in the event that a successor securities depository is not obtained, certificates for the securities are required to be printed and delivered. In addition, we may, at any time, discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, certificates for the securities will also be printed and delivered.

     We will not have any responsibility or obligation to Participants or the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominee or any Direct or Indirect Participant with respect to any ownership interest in the securities, or with respect to payments to, or providing of notice to, the Direct Participants, the Indirect Participants or the Beneficial Owners.

     So long as Cede & Co. is the registered owner of any series of securities, as nominee of DTC, references herein to holders of such series of securities shall mean Cede & Co. or DTC and shall not mean the Beneficial Owners of the securities.

     DTC management is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions, including principal and income payments, to security holders, book entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not, limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the financial community that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to: (a) impress upon them the importance of such services being Year 2000 compliant and (b) determine the extent of their efforts for Year 2000 remediation, and, as appropriate, testing, of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     DTC has established a Year 2000 Project Office and will provide information concerning DTC's Year 2000 compliance to persons requesting that information. The address is as follows:

     The Depository Trust Company
     Year 2000 Project Office
     55 Water Street
     New York, New York 10041
     (212) 855-8068 or
     (212) 855-8881

In addition, information concerning DTC's Year 2000 compliance can be obtained from its web site at the following address:
www.dtc.org.

     According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     The information in this section concerning DTC, its Year 2000 efforts and its book-entry system has been obtained from DTC. Neither ourselves, the appropriate trustee nor any underwriters, dealers or agents takes responsibility for its accuracy or completeness.

Experts and Legality

     The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The legality of the securities will be passed upon for us by Thelen Reid & Priest LLP, New York, New York, and Denise C. Redmann, Esq., Senior Counsel - Corporate and Securities, of Entergy Services, Inc., and for any underwriters, dealers or agents by Winthrop, Stimson, Putnam & Roberts, New York, New York. All legal matters pertaining to our organization, titles to property, franchises and the lien of the Mortgage and all matters pertaining to Louisiana law will be passed upon only by Denise C. Redmann, Esq.

     The statements in this prospectus as to matters of law and legal conclusions made under "Description of the First Mortgage Bonds - Security," have been reviewed by Denise C. Redmann, Esq., and are set forth herein in reliance upon the opinion of said counsel, and upon her authority as an expert.

Plan of Distribution
Methods and Terms of Sale

     We may use a variety of methods to sell the securities including:

(1)  through one or more underwriters or dealers;
(2)  directly to one or more purchasers;
(3)  through one or more agents; or
(4)  through a combination of any such methods of sale.

The prospectus supplement relating to a particular series of the securities will set forth the terms of the offering of the securities, including:

(1) the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
(2)  the initial public offering price;
(3) any underwriting discounts and other items constituting underwriters' compensation;
(4)  the proceeds we receive from that sale; and
(5) any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.

Underwriters

     If we sell the securities through underwriters, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of securities will be named in the prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page. In connection with the sale of securities, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the securities of a particular series if any are purchased. However, the underwriters may purchase less than all of the securities of a particular series should certain circumstances involving a default of one or more underwriters occur.

     The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

Stabilizing Transactions

     Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be if such transactions had not occurred.

Agents

     If we sell the securities through agents, the prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities as well as any commissions we will pay to them. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Related Transactions

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Indemnification

     We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933.



                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

                                                          Each
                                            Initial     Additional
                                              Sale        Sale
 Filing Fees-Securities and Exchange Commission:
  Registration Statement                  $  115,104 $       N/A
 *Rating Agencies' fees                       25,000      25,000
 *Trustees' fees                               2,500       2,500
 *Fees of Company's Outside Legal Counsel:
     Thelen Reid & Priest LLP                 50,000      30,000
 *Fees of Entergy Services, Inc.              35,000      25,000
 *Accounting fees                             12,000       6,000
 *Printing and engraving costs                25,000      15,000
 *Miscellaneous expenses (including blue-     20,000      15,000
   sky expenses)
                                          ---------- -----------
                         *Total Expenses  $  284,604 $   118,500
                                          ========== ===========
___________________
* Estimated


Item 15.  Indemnification of Directors and Officers.

     Entergy Louisiana, Inc. (the "Company") has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Directors and officers of the Company also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Louisiana permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and under the Company's Amended and Restated Articles of Incorporation. Its officers and directors may generally be indemnified to the full extent of such laws.


Item 16.  List of Exhibits.*

**1(a)         Form of Underwriting Agreement for the First
               Mortgage Bonds. (Filed as Exhibit 1(a) to the
               Company's Registration Statement on Form S-3, File
               No. 33-50937)

  1(b)         Form of Underwriting Agreement for the Debt
               Securities.

  3(a)         Amended and Restated Articles of Incorporation.

  3(b) By-laws, as amended and as presently in effect as of November 26, 1999.

**4(a) Mortgage and Deed of Trust, as amended by fifty-four Supplemental Indentures (filed, respectively, as the exhibits and in the file numbers indicated: 7(d) in 2-5317 (Mortgage); 7(b) in 2-7408 (First); 7(c) in 2-8636 (Second); 4(b)-3 in 2-
               10412 (Third); 4(b)-4 in 2-12264 (Fourth); 2(b)-5
               in 2-12936 (Fifth); D in 70-3862 (Sixth); 2(b)-7 in
               2-22340 (Seventh); 2(c) in 2-24429 (Eighth); 4(c)-9
               in 2-25801 (Ninth); 4(c)-10 in 2-26911 (Tenth);
               2(c) in 2-28123 (Eleventh); 2(c) in 2-34659
               (Twelfth); C to Rule 24 Certificate in 70-4793 (Thirteenth); 2(b)-2 in 2-38378 (Fourteenth); 2(b)- 2 in 2-39437 (Fifteenth); 2(b)-2 in 2-42523
               (Sixteenth); C to Rule 24 Certificate in 70-5242 (Seventeenth); C to Rule 24 Certificate in 70-5330 (Eighteenth); C-1 to Rule 24 Certificate in 70-5449 (Nineteenth); C-1 to Rule 24 Certificate in 70-5550 (Twentieth); A-6(a) to Rule 24 Certificate in 70-5598 (Twenty-first); C-1 to Rule 24 Certificate in 70-5711 (Twenty-second); C-1 to Rule 24 Certificate in 70-5919 (Twenty-third); C-1 to Rule 24 Certificate in 70-6102 (Twenty-fourth); C-1 to Rule 24 Certificate in 70-6169 (Twenty-fifth); C-1 to Rule 24 Certificate in 70-6278 (Twenty-sixth); C-1 to Rule 24 Certificate in 70-6355 (Twenty-seventh); C-1 to Rule 24 Certificate in 70-6508 (Twenty-eighth); C-1 to Rule 24 Certificate in 70-6556 (Twenty-ninth); C-1 to Rule 24 Certificate in 70-6635 (Thirtieth); C-1 to Rule 24 Certificate in 70-6834 (Thirty-first); C-1 to Rule 24 Certificate in 70-6886 (Thirty-second); C-1 to Rule 24 Certificate in 70-6993 (Thirty-third); C-2 to Rule 24 Certificate in 70-6993 (Thirty-fourth); C-3 to Rule 24 Certificate in 70-6993 (Thirty-fifth); A-2(a) to Rule 24 Certificate in 70-7166 (Thirty-sixth); A-2(a) in 70-7226 (Thirty-seventh); C-1 to Rule 24 Certificate in 70-7270 (Thirty-eighth); 4(a) to Quarterly Report on Form 10-Q for the Quarter ended June 30, 1988 in File 1-8474 (Thirty-ninth); A-2(b) to Rule 24 Certificate in 70-7553 (Fortieth); A-2(d) to Rule 24 Certificate in 70-7553 (Forty-first); A-3(a) to Rule 24 Certificate in 70-7822 (Forty-second); A-3(b) to Rule 24 Certificate in 70-7822 (Forty-third); A-2(b) to Rule 24 Certificate in 70-7822 (Forty-fourth); A-3(c) to Rule 24 Certificate in 70-7822 (Forty-fifth); A-2(c) to
               Rule 24 Certificate in 70-7822 (Forty-sixth); and A-3(d) to Rule 24 Certificate in 70-7822 (Forty-seventh); A-3(e) to Rule 24 Certificate dated December 21, 1993, in File No. 70-7822 (Forty-eighth); A-3(e) to Rule 24 Certificate dated August 1, 1994, in File No. 70-7822 (Forty-ninth); A-4(c)
               to Rule 24 Certificate dated September 1994 in File No. 70-7653 (Fiftieth); A-2(a) to Rule 24 Certificate dated April 4, 1996 in File No. 70-8487 (Fifty-first) and A-2(a) to Rule 24 Certificate dated April 3, 1998 in File No. 70-9141 (Fifty-second); A-2(b) to Rule 24 Certificate dated April 9, 1999 in File No. 70-9141 (Fifty-third); and A-3(a) to Rule 24 Certificate dated July 9, 1999 in File No. 70-9141 (Fifty-fourth)).

  **4(b)       Form of Supplemental Indenture for the First
               Mortgage Bonds.(Filed as Exhibit 4(b) to the
               Company's Registration Statement on Form S-3, File
               No. 33-50937)

    4(c)       Form of Indenture for Debt Securities.

    4(d)       Form of Officer's Certificate for Debt Securities.

    5(a)       Opinion of Denise C. Redmann, Esq., Senior Counsel
               - Corporate and Securities of Entergy Services,
               Inc., as to the legality of the securities being registered.

    5(b) Opinion of Thelen Reid & Priest LLP, New York counsel for the Company, as to the legality of the securities being registered.

**12(a)        Computation of Ratios of Earnings to Fixed Charges
               (filed as Exhibit 12(c) to the Company's Annual
               Report on Form 10-K for the year ended December 31,
               1998).

**12(b)        Computation of Ratios of Earnings to Fixed Charges
               (filed as Exhibit 99(c) to the Company's Quarterly
               Report on Form 10-Q for the period ended September
               30, 1999).

    23(a)      Consent of Denise C. Redmann, Esq. (included in
               Exhibit 5(a) hereto).

    23(b)      Consent of Thelen Reid & Priest LLP (included in
               Exhibit 5(b) hereto).

    23(c)      Consent of PricewaterhouseCoopers LLP.

    24         Power of Attorney (included herein at page S-1).

    25(a)      Form T-1 Statement of Eligibility under the Trust
               Indenture Act of 1939, as amended, of Harris Trust
               Company of New York, Corporate Trustee.

***25(b)       Form T-2 Statement of Eligibility under the Trust
               Indenture Act of 1939, as amended, of Mark F.
               McLaughlin, Co-Trustee.

***25(c)       Form T-1 Statement of Eligibility under the Trust
               Indenture Act of 1939, as amended, of the Trustee under the Indenture for Debt Securities.


* Reference is made to a duplicate list of exhibits being filed as a part of this Registration Statement, which list, in accordance with Item 102 of Regulation S-T of the Commission, immediately precedes the exhibits being physically filed with this Registration Statement.

**  Incorporated herein by reference as indicated.

*** To be filed by amendment or pursuant to Trust Indenture Act
    305(b)(2)


Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on the 22nd day of December 1999.

                           ENTERGY LOUISIANA, INC.


                           By:  /s/ Steven C. McNeal
                                Steven C. McNeal
                                Vice President and Treasurer


     Each director and/or officer of the registrant whose signature appears below has appointed Laurence M. Hamric and Denise C. Redmann, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also has appointed each such named person as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

   Signature               Title                       Date

 /s/ Jerry D. Jackson      Chairman of the Board,      December 15, 1999
   Jerry D. Jackson        President
                           and Chief Executive Officer
                           (Principal Executive Officer)


 /s/ C. John Wilder        Director, Executive Vice    December 16, 1999
   C. John Wilder          President
                           and Chief Financial Officer
                           (Principal Financial Officer)


 /s/ Nathan E. Langston    Vice President and          December 17, 1999
   Nathan E. Langston      Chief Accounting Officer
                           (Principal Accounting Officer)


 /s/ Donald C. Hintz       Director                    December 16, 1999
   Donald C. Hintz

                                                    EXHIBIT 23(c)

               CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 18, 1999, relating to the financial statements and financial statement schedule, which appear in Entergy Louisiana, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts and Legality" in such Registration Statement.


PricewaterhouseCoopers LLP

New Orleans, Louisiana
December 22, 1999